Exhibit 10.2

DOMICILIATION CONTRACT

Address: 60, rue François 1 er - 75008 Paris

Approval number: Order CAB/DS/BPS/SD n°2020.128 modified by order CAB/BS/BPS/SD n°2021.043

BETWEEN THE UNDERSIGNED:

LEGALPLACE

Simplified joint stock company with a capital of 20 556,60€,

Registered in the Nanterre Trade and Companies Register under number 814 428 785 00095,

Whose head office is located at 47, rue Marcel Dassault 92100 Boulogne Billancourt, and whose secondary establishment is located at 60, rue François 1er 75008 Paris, a company approved by the Prefecture of Paris by order CAB/DS/BPS/SD n° 2021.043 of May 20, 2021,

Represented by its General Manager, Mr. Samuel Goldstein, duly authorized for the purposes of the present document

Hereinafter referred to as the “Domiciliary Company”.

AND

Gaultier Cazin

Born on 01/07/1991 à Rennes

Of nationality French

Residing at 3 chemin de la secherie 44300 Nantes

Acting in the name and on behalf of the company OAPLT

Hereinafter the “Resident” or the

“Customer” Hereinafter the

“Parties” together

The Parties have agreed to define the terms and conditions applicable to the Services in this Agreement, hereinafter the “Agreement”.

The Agreement is supplemented by the general terms and conditions of services available at the following link: https://www.legalplace.fr/conditions-generales, hereinafter the “General Terms and Conditions”. The signing of the Agreement by the Customer implies acceptance, without any reservation, of the General Terms and Conditions applicable to the Services, which the Customer expressly acknowledges. In case of contradiction between the provisions of the Contract, including those of its appendices, and those of the General Conditions, the provisions of the Contract shall prevail.

Terms not defined herein that begin with a capital letter have the meaning given to them in the General Conditions.

The Direct Debit Company will notify the Customer by e-mail of any proposed changes to the General Terms and Conditions applicable to the Services, the “Changes”, no later than one (1) month before they come into force. The Customer has a period of seven (7) working days, the “Deadline”, to express his disagreement in writing to the Direct Debit Company; the Contract will then be terminated at the Customer’s request. If the Customer does not return the notice within this period, the Customer is deemed to have accepted the Changes. As a result, the Direct Debit Company cannot be held liable for any damage whatsoever in connection with the Modifications if the Customer does not terminate the Agreement (by not responding within the Deadline) and continues to use the Services after the date on which the Modifications come into force. It is understood between the Parties that Modifications means all substantive modifications of the General Conditions; corrections of syntax, grammar, spelling mistakes, omission of a word, reorganization of the General Conditions are not considered as Modifications in the sense of the present

THE FOLLOWING HAS BEEN AGREED AND DETERMINED

BETWEEN THE PARTIES: ARTICLE 1 - PURPOSE OF THE CONTRACT

In accordance with Articles L.123-10 and L.123-11 of the Commercial Code, the Domiciliary Company provides the Customer, who accepts it, without any reservation, with a domiciliation for the purpose of determining the address of its registered office set at the address completed at the top of these presents.

including the following services:

-Main service: “Integral Scan” offer including :

☐	The scanning of the entire Mail (including Sensitive Mail and Current Mail) and its secure availability on the Direct Debit Customer Area

☐	The mail forwarding of Sensitive Mail originals (as defined in the General Conditions).

☐	The temporary provision of the originals of the Current Mail to the agency before their destruction (see General Conditions)

-Additional benefit:

☐	N/A (not applicable)

Hereinafter together the “Services”.

It is agreed between the Parties that the content of the Services may be updated. Such update shall be subject to the written agreement of the Parties and shall be effective at the beginning of the next month following such agreement. The Price shall be updated and shall be paid according to the payment terms agreed upon by the Parties, which the Customer acknowledges.

ARTICLE 2 - DURATION

The Contract is effective as of 17/02/2023 The “Effective Date”, for a initial period of twelve months, the “Initial Period”, tacitly renewable, for the Each extension of the same period of time, without limit of time, twelve month hereinafter referred to as an “Additional Period”.

However, it is agreed between the Parties that the Agreement will only come into force if the Direct Debit Company receives the last supporting documents and information required to compile the Customer’s direct debit file within two (2) weeks of the Agreement coming into force and if they are validated. If the Customer does not receive the valid documents within this period, the Customer expressly acknowledges that the Direct Debit Company may terminate the Agreement and that he will be informed of this by e-mail by the Direct Debit Company. However, it is acknowledged between the Parties that the Direct Debit Company may retain costs for setting up the Agreement.

Within the framework of the renewal of the Contract, each of the Parties may terminate, by any written means whatsoever, the Contract at least three (3) months before each new Additional Period.

Before the end of the three (3) months’ notice period, the Customer must provide the Direct Debit Company with a Kbis extract or any equivalent document showing the effectiveness of his change of address so that the Direct Debit Company can settle his account. Failing this, the Contract will be extended under the same terms and conditions until the said proof is provided.

In the event that a Party fails to comply with any of its obligations under the Contract, the other Party may terminate the Contract with respect to the defaulting Party if, within fifteen (15) days of the sending of a written notice in any form whatsoever (RAR, e-mail), the defaulting Party has still not complied with its obligations.

ARTICLE 3 - FINANCIAL TERMS AND CONDITIONS

It is agreed between the Parties that the Customer shall pay for the Services, the following amount:

-	Under the Primary Benefit:

three hundred (300) euros (excluding taxes) per year

-	Under Supplementary Benefits :

○	Description of the additional benefit:

hereinafter together the “Prize”.

When subscribing to the Service, the Customer provides the identification elements of a valid bank card in the name of his legal representative, hereafter the “Bank Card”.

The Customer undertakes t o provide the Direct Debit Company with the bank details of the Debtor, the “RIB”, together with a SEPA mandate.

The Customer acknowledges that as long as the RIB and the SEPA mandate are not provided, the Price will be automatically debited by the Direct Debit Company from the Bank Card.

The Price is payable by the Customer according to the defined periodicity.

The Customer can change his payment method on his Customer Area by clicking on the tab “My payment method”.

It is agreed between the Parties that the Price does not include consumables which will be invoiced in addition at the end of the month, payable in cash on receipt of invoice.

Any subscription period started will be due.

ARTICLE 4 - DATA PROTECTION

The Direct Debit Company is concerned about the protection of personal data entrusted to it by the Customer, hereinafter the “Data”. The Direct Debit Company undertakes to ensure the highest level of protection of the Customer’s personal data in accordance with the General Data Protection Regulation (known as RGPD) 2016/679 of the European Parliament and the Council of 27 April 2016 and the Data Protection Act 2018-493 of June 20, 2018, which amended the Data Protection Act of January 6, 1978, hereinafter the “Regulation”.

The Data collected will be subject to computerized processing. The Data is used for the execution of contractual measures, for the management and monitoring of the Customer’s account, for the invoicing of the Services, for the fight against money laundering and the financing of terrorism, for the carrying out of satisfaction surveys, commercial canvassing as well as the management of Customer complaints. The Data is intended for use by the Direct Debit Company’s departments involved in the execution and monitoring of the Contract (in particular, sales, accounting, administrative, legal, etc.). Commercial, accounting, administrative, legal, marketing and litigation).

The Data will be kept for the duration of the Contract and five (5) years thereafter.

In accordance with the Regulation, the Customer has the right to access, rectify, delete, limit and oppose the processing of Data. The Customer can exercise his rights by e-mail to dpo@legalplace.fr or by mail to LegalPlace (DPO) 47, rue Marcel Dassault - 92100 Boulogne- Billancourt.

For more information regarding the processing of Data, the Customer may consult the online data protection policy on our website https://www.legalplace.fr.

ARTICLE 5 - FINAL PROVISIONS

The Customer undertakes, when signing this Agreement, to complete all the information requested by the Domiciliary Company, including the certificates in Appendix 2 and the postal power of attorney, and to submit to the Domiciliary Company, no later than one (1) month after signing the Agreement, all the documents requested by the Domiciliary Company, such as the Kbis extract or the complete articles of association.

The Customer undertakes, prior to signing the present agreement, to provide the Direct Debit Company with valid and original identity documents and proof of residence dated less than three (3) months for the legal representative and, where applicable, for the beneficial owners of the Direct Debtor. The Customer undertakes to inform the Direct Debit Company immediately of any new identity document (new identity document following theft, loss, etc. or following a renewal) or any fact that must be brought to its attention (change of activity, new partner, etc.).

The Customer also undertakes to comply with all legal obligations arising from the “Tracfin” provisions both at the time of signing the Contract and at the time of updating, in particular annually, his file.

The Customer undertakes, in particular, at the time of the annual update of his file to provide the Domiciliary Company with (i) the certificates, (ii) proof of residence of the legal representative less than 3 months old and (iii) the Kbis extract and the Customer’s RBE less than three (3) months old, if applicable.

The Customer undertakes to inform the Domiciliary Company immediately of any change in the legal representative, shareholding or articles of association of the Domiciliary and to provide it with all updated supporting documents following the said change.

If the Customer fails to submit the said documents within the time limit, the Customer acknowledges that the Direct Debit Company may terminate the direct debit contract at its sole expense. In addition, in the event of an inspection of the Direct Debit Company’s center by “Tracfin” agents which results in a fine, the Direct Debit Company reserves the right to charge the said fine in full to the Domiciled Party.

The Customer expressly acknowledges that the tax authorities may require a change of address of the Customer’s company at any time.

The Contract is concludedintuitu personae.

The Domiciliary Company declares that it is expressly subject to the provisions of Decree No. 85-1280 of December 5, 1985, and undertakes to :

●	To provide the Client with premises allowing regular meetings of the bodies responsible for the management, administration or supervision of the company. These premises will be invoiced according to their use and according to the tariff in force at the time of the provision;

●	Install the services necessary for the keeping, conservation and consultation of the books, registers and documents prescribed by the laws and regulations. As a measure of tolerance, the Domiciliary Company may simply require the Customer to provide it with a sworn statement indicating the place where the accounts are kept and where the invoices are kept and by which, in the event of an audit, it undertakes to make these documents available to the authorities at the address of the domiciliation;

●	Promptly communicate to the Client any request from the administration (in general) that has been entrusted to him;

●	To inform the clerk of the Commercial Court and the URSSAF, at the end of the Contract, for any reason whatsoever, of the cessation of the Customer’s domiciliation in its premises,

●	Receive and transmit mail in accordance with Appendix 1.

Done in Paris, in two (2) copies, on 17/02/2023

The domiciliation company

LegalPlace

Samuel GOLDSTEIN

General Manager

read and approved

The Client

Gaultier Cazin

In the name and on behalf of
the company OAPLT

APPENDIX 1 - MAIL MANAGEMENT INSTRUCTIONS

These Mail Handling Guidelines define the terms and conditions applicable to the handling of Mail under the Agreement.

These terms and conditions also apply to the management of Packages as defined below.

I - Mail forwarding

The complete forwarding address of the Mail is

6525 Gunpark Drive, Suite 370-103 Boulder, Colorado 80301, at Daniel McClory, 99, USA

hereinafter the “Forwarding Address”.

Mail forwarding is based on the Additional Services selected and the category of Mail concerned.

II - Identity of the persons authorized to collect the Mail

The following person can pick up the Mail at the direct debit center:

Gaultier Cazin

Born on 01/07/1991 à Rennes

hereinafter, individually or collectively, the “Authorized Person”.

In connection with the withdrawal of the Mail, it is agreed between the Parties that :

-	Proof of identity will be requested from the person wishing to collect the Mail,

-	A copy of the proof of identity will be made by the Direct Debit Company and kept in accordance with the Personal Data Protection Charter,

-	The Authorized Person may be required to sign the register(s) kept by the Direct Debit Company at the request of the Direct Debit Company.

If the Entitled Person refuses to carry out one or more of the steps detailed above, the Mail will not be delivered to the Entitled Person, which the Resident expressly acknowledges.

It is agreed by the Parties that the list of Authorized Persons may be updated in accordance with the terms and conditions of Article VI - Updates of this Schedule.

III - Management of registered mail

It is agreed between the Parties that in the event of receipt of Registered Mails, the Direct Debit Company will accept them all, regardless of their sender, which is expressly acknowledged by the Debtor.

The Direct Debit Company will inform the Debtor by any means (telephone call, e-mail, etc.) of the receipt of the registered letter.

The Direct Debit Company will send any registered mail to the Debtor by simple mail to the forwarding address.

IV - The management of the Bailiffs’ Fold

It is agreed between the Parties that in case of receipt of Bailiffs’ Permits, the Receiving Agent will accept them all, which is expressly acknowledged by the Debtor.

The Direct Debit Company will inform the Debtor by any means (telephone call, e-mail, etc.) of the receipt of the Bailiff’s Fold.

The Direct Debit Company shall send the Debtor, by registered mail, to the Forwarding Address, any Bailiff’s Fold.

V - Mail management

It is agreed between the Parties that all Mail will be accepted by the Direct Debit Company, regardless of its sender.

The Direct Debit Company will send all the Mail to the Debtor by scan within a maximum of seventy-two (72) working hours following receipt. This Mail will be made available to the Debtor on his Client Area using his personal and confidential login details.

VI - Updates

It is agreed between the Parties that the list of Authorized Persons and the Forwarding Address may be updated at the request of the legal representative of the Resident, hereinafter the “Update”.

This update request must be made in writing by the Domiciled Party’s legal representative to the Direct Debit Company. For this update to be effective, the Debtor acknowledges that he/she must provide all the necessary supporting documents required by the Direct Debit Company, hereinafter the “Update Request File”.

Once the Update Request File is complete, the Update may take up to seven (7) calendar days, which is expressly acknowledged by the Domiciliary.

VII - Parcel management

It is agreed between the Parties that in the event of receipt of Parcels (understood as those of small size falling within the standards of the standard mailboxes according to the directives of the postal services up to a maximum size of 5 kilos or of size 40 cm x 40 cm x 40 cm), hereinafter the “Parcels”, the Direct Debit Company will accept all of them, which is expressly acknowledged by the Debtor.

The Direct Debit Company will inform the Resident of the receipt of the Parcel by any means (telephone call, e-mail...).

The Direct Debit Company will send any Parcel to the Domiciled Party by any means to the Forwarding Address. Consequently, the Direct Debit Company will invoice the actual cost of sending the Parcel as well as a fixed amount of three (3) euros excluding tax, hereinafter referred to as the “Parcel forwarding price”.

If the price of forwarding a Parcel is not paid by the Customer, the Direct Debit Company is entitled to refuse any new Parcel, which the Customer acknowledges.

VIII - Final Stipulations

In the event of non-payment of the Price or of one of the Prices mentioned in this appendix, the Direct Debit Company may stop forwarding the Mail and, where applicable, the Parcels until the due invoices have been paid, which the Customer expressly acknowledges.

APPENDIX 2 - CERTIFICATES

I, Gaultier Cazin the undersigned Acting as the legal representative of the company whose OAPLT registered office is 60, rue François 1er - 75008 Paris (the “Company”)

TAX CERTIFICATE

Having noted that, by way of derogation, the Direct Debit Company will not keep permanently the books, registers and documents prescribed by the laws and regulations, certifies that these are kept at the following address

3 chemin de la secherie 44300 Nantes

I undertake, in the event of an audit, to make these documents available to the administration at the address of the registered office, on pain of incurring the penalties provided for in Article L.74 of the tax procedure book in case of opposition to a tax audit.

I undertake, in the event of a change, to inform the Direct Debit Company without delay.

SOCIAL CERTIFICATE

Having well noted that, by derogation, the Domiciliary Company will not keep permanently the social documents, the books of entries and exits of the personnel, the salary slips, the work contracts, the schedules of the employees, and other documents prescribed by the laws and regulations, certifies that these are kept at the following address

Bac Audit Conseil, 7/9 boulevard Solferino 35000 Rennes

I undertake, in the event of an audit, to make these documents available to the administration at the address of the registered office, on pain of incurring the penalties provided for by the applicable regulations.

I undertake, in the event of a change, to inform the Direct Debit Company without delay.

PLEDGE OF HONOUR

I undertake to inform the Domiciliary Company immediately of any change in the Company and to provide it annually, or at its request, with the documents necessary to keep the file up to date.

I also certify that the Company is not in judicial liquidation.

Done at Nantes the 17/02/2023

read and approved

Signature

APPENDIX 3 - CERTIFICATE

I, Gaultier Cazin the undersigned Acting as the legal representative of the company whose OAPLT registered office is 60, rue François 1er - 75008 Paris (the “Company”)

I hereby certify that the funds used to pay the Company’s direct debit come from a bank account in my name held at a banking institution.

Attests and certifies that such funds are not derived from money laundering or other unlawful transactions.

Any false declaration shall automatically lead to the termination of the Company’s direct debit contract at the Company’s expense.

Signature

# PROCURATION D'UN CLIENT DESTINATAIRE D'ENVOIS POSTAUX CONTRE SIGNATURE A UN PRESTATAIRE

Les envois postaux à remettre contre signature (lettre recommandée...) doivent être distribués par La Poste, au destinataire ou à son mandataire/représentant muni d'une procuration régulière. Parmi les courriers destinés aux clients du Prestataire, peuvent se trouver des objets à remettre contre signature.

## ➥ LE CLIENT DESTINATAIRE ET SON ADRESSE DE DISTRIBUTION

N° SIRET :

**Raison sociale ou Nom d'Enseigne :** OAPLT

**Point de remise du courrier :** (n° appart. , étage, couloir, escalier) chez LegalPlace - Cour intérieure

**Complément d'adresse :** (résidence, bâtiment, immeuble, tour, entrée,...)

**N°, TYPE** (rue, avenue), **et NOM DE LA VOIE :** 60, rue François 1er

**Lieu dit ou service particulier de distribution :** (ex : BP, poste restante)

**CODE POSTAL et LOCALITÉ DE DESTINATION :** 75008 PARIS

**Pays :** (pour Andorre, Monaco, Collectivités d'Outre Mer, DOM) FRANCE

**Représenté par :** Gaultier Cazin **Agissant en qualité de* :** president ☒ **Donne pouvoir** ☐ **Annule le pouvoir donné**

* justifier le pouvoir par la présentation d'une pièce d'identité originale + document légal d'existence juridique si le Dossier de Société postal n'est pas encore constitué à La Poste.

## ➥ AU PRESTATAIRE

N° SIRET : 814 428 785 00053

**Raison sociale ou Nom d'Enseigne :** LEGALPLACE

**Point de remise du courrier :** (n° appart. , étage, couloir, escalier) Cour intérieure

**Complément d'adresse :** (résidence, bâtiment, immeuble, tour, entrée,...)

**N°, TYPE** (rue, avenue), **et NOM DE LA VOIE :** 60, rue François 1er

**Lieu dit ou service particulier de distribution :** (ex : BP, poste restante)

**CODE POSTAL et LOCALITÉ DE DESTINATION :** 75008 PARIS

**Pays :** (pour Andorre, Monaco, Collectivités d'Outre Mer, DOM) FRANCE

## ➥ POUR RETIRER /RECEVOIR LES ENVOIS DE LA POSTE

**À :** Nantes **Le :** 17/02/2023 **Signature du Client :**

*Partie à remplir par La Poste*

N° de Dossier de Société du CLIENT : N° de Dossier de Société du PRESTATAIRE :

Description de la pièce d'identité du représentant légal du Client :

Pièce d'identité produite ................ Délivrée le ................ Par ................

LA POSTE

# POWER OF ATTORNEY OF A CUSTOMER RECEIVING SIGNATURE MAILINGS TO A SERVICE PROVIDER

## Specific conditions for issuing postal proxies for legal entities.

The principal is the one who gives the power of attorney. The agent is the one who receives it.
The postal power of attorney allows any person designated by the principal, in the name and on behalf of the represented legal entity, to collect at the post office and receive at the address of the legal entity the addressed items delivered by La Poste.
Postal proxies do not alter the terms and conditions of delivery of the above products and services when they are set by their own general or specific terms and conditions of sale.

**1) Object**

Postal power of attorney issued by the post office

**2) Conditions**

The postal power of attorney is a service provided by La Poste free of charge.
Only the legal representative, or a person in charge of the legal entity authorized by him/her, can give power of attorney.
It is drawn up on the "postal power of attorney for a legal entity" form (776 PM) signed in the presence of a La Poste agent, with proof of identity by presenting an original identity document. The principal can give power of attorney to as many agents as he wishes.
The Post Office does not collect the written acceptance of the proxy on the postal power of attorney form and does not deliver a copy. It is the principal's responsibility to inform the proxy or proxies of the given power of attorney.
The agent is presumed to have consented to the postal power of attorney if he agrees to receive mail at the address of the legal entity or to collect it at the post office or to collect the money orders.

**3) Implementation**

A period of five working days, as an indication, is necessary both for the implementation and for the cancellation of the power of attorney.

**4) Duration - Termination**

The duration of the postal power of attorney is limited to 5 years. After that, a new postal power of attorney must be established. The postal power of attorney ends in the following cases:

- Revocation at any time by the principal,
- Subscription of a contract of reexpedition of postal items in the name of the legal entity,
- Dissolution, judicial liquidation of the legal entity,
- Change of legal representatives, provided that La Poste has been informed by the legal entity.

In this case, it is up to the new legal representative to cancel the postal powers of attorney given by his predecessor and to grant new ones.

It is the responsibility of the representative of the legal entity to declare to De Post-La Poste any change relating to its legal status and its purpose as well as to the persons having the power to commit it on a regular basis and towards De Post-La Poste for the above operations.

La Poste cannot be held responsible for the consequences of any lack of information that could call into question the validity of the postal powers of attorney granted.

**5) Evidence agreement**

The principal expressly acknowledges the probative value of the following scanned and digitized documents:

- The postal power of attorney, including the principal's signature on it,
- The extract K Bis, or L Bis or D1 produced in support of the company file or any other legal document.

The principal undertakes not to contest the admissibility, validity or probative value of the scanned and digitized documents, on the basis of any legal provision whatsoever, and that would specify that they cannot constitute proof.
Thus, the elements considered constitute evidence and, if they are produced as evidence by either party in any litigation or other proceedings, they are admissible, valid and enforceable between the parties in the same manner, under the same conditions and with the same probative force as any contractual document signed by the parties.

**The principal accepts without reservation, on behalf of the represented mora.le, the present conditions brought to his knowledge.**
**The natural persons whose data are collected have a right of access and rectification**

RCSPARIS 356 000000